                                                                    Exhibit 10.1


                             EMPLOYMENT AGREEMENT
                             --------------------


     This EMPLOYMENT AGREEMENT is entered into as of July 1, 1998, by and between PRIMESTAR, Inc., a Delaware corporation (the "Company") and CARL VOGEL ("Executive").


                                    Recitals

     A. The Company wishes to secure the services of Executive as its Chairman and Chief Executive Officer on a full-time basis for the period to and including June 30, 2001.

     B. Executive is willing to provide such services on and subject to the terms and conditions set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby incorporate by reference and agree to the accuracy of the above recitals and further agree as follows:

     1.   Term.
          ----
     The Company shall employ Executive and Executive accepts such employment for a term beginning July 1, 1998 and ending June 30, 2001 upon the terms and conditions set forth herein, unless earlier terminated in accordance with the provisions of this Employment Agreement. Each party shall deliver notice to the other of its/his intent to renew or extend the term of employment by no later than December 31, 2000.

     2.   Duties and Non-Competition.
          --------------------------

     2.1  Duties.  The Company shall, during the term of employment, employ
          ------
Executive, and Executive shall serve, as Chairman of the Board and Chief Executive Officer of the Company. Executive's election as a director of the Company, and as Chairman of the Board, shall become effective upon adoption of such a resolution by the Company's Board of Directors, which shall occur as soon after execution of this Agreement as is practical. During the term of employment, Executive shall report directly and solely to the Company's Board of Directors ("Board"). Executive shall have the authority, functions, duties, powers and responsibilities normally associated with such position. Executive agrees, subject to his election as such and without additional compensation, to serve during the term of employment in such particular additional offices of comparable stature and responsibility in the Company and its subsidiaries as the Board may designate, and to serve as a director and as a member of any committee of the Board of Directors of the Company and its subsidiaries, to which he may be elected from time to time. During the term of employment, (i) Executive's services shall be rendered on a substantially full-time, exclusive basis, (ii) Executive will apply on a full-time basis (subject to Section 10 hereof) all of his skill and experience to the performance of his duties in such employment, and (iii) unless Executive otherwise consents, the performance of his services shall be in the Denver metropolitan area, subject to such reasonable travel as the performance of his duties in the business of the Company may require.

     2.2  Non-Competition.  Subject to Section 10 hereof, at all times during
          ---------------
the term of employment, and for a period of one year following the termination of the term of employment pursuant to the provisions of Section 4.1, Executive shall not, directly or indirectly, without the prior written consent of a majority of the Board of Directors of the Company, render any services to any other person or entity, or acquire any interest of any type in any other entity, that is engaged, in whole or in part, either directly or indirectly, in the ownership or operation of any business delivering multi-channel television programming in the United States by direct broadcast satellite ("DBS"); provided, however, that the foregoing shall not be deemed to prohibit Executive
--------  -------
from acquiring, solely as an investment and through market purchases, securities of any corporation which are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and which are publicly traded, so long as he is not part of any control group of such corporation and such securities, if converted, do not constitute more than one percent (1%) of the outstanding voting power of that public company. The foregoing limitation of ownership interest shall not apply to Executive's present ownership interest in Star Choice Communications, a Canadian direct broadcast satellite company.

     3.   Compensation.
          ------------

          3.1  Base Salary.  The Company shall pay or cause to be paid to
               -----------
Executive, during the term of employment, a base salary at the rate of not less than (i) $450,000 per annum during the period from July 1, 1998 to June 30, 1999, (ii) $475,000 from July 1,1999 to June 30, 2000, and (iii) $500,000 from
July 1, 2000 to June 30, 2001 ("Base Salary"). Base Salary shall be payable in monthly or more frequent installments in accordance with the Company's regular payroll practices for senior executives.

          3.2   Reimbursement.  The Company shall pay or reimburse Executive for
                -------------
all reasonable expenses actually incurred or paid by Executive during the term of employment in the performance of his services hereunder upon presentation of expense statements or vouchers or such other supporting information as the Company may customarily require of its senior executives.

          3.3   No Anticipatory Assignments.  Except as specifically
                ---------------------------
contemplated hereunder, neither Executive nor any legal representative or beneficiary designated by him shall have any right, without the prior written consent of the Company, to assign, transfer, pledge, hypothecate, anticipate or commute any payment due in the future to such person pursuant to any provision of this Agreement, and any attempt to do so shall be void and will not be recognized by the Company.

          3.4.  Stock Options.  No later than December 1, 1998, the Company
                -------------
will grant Executive options to purchase 2,000,000 shares of the Company's Class A common stock (the "Common Stock") at a purchase price equal to the closing price per share of the Company's stock on November 13, 1998 (the "Options"), which Options shall vest and become exercisable at the rate of 1/3 on the date which is 12 months following execution hereof and an additional 1/3 each 12 months thereafter. In the event the Company terminates Executive's employment without cause, or in the event Executive terminates his employment pursuant to
Section 5.1 or 5.2 of this Agreement, all of the Options shall become vested at the time of such termination and shall remain exercisable (but not beyond the expiration of the option term) for a period of three years following the date notice of any such termination is given. A separate Option Agreement consistent with the terms of this Section 3.4 will be entered into between Executive and the Company. Notwithstanding any provision to the contrary in the PRIMESTAR, Inc. 1998 Incentive Plan (the "Plan") or any option agreement related to the Plan, Executive's Options shall not expire or otherwise terminate upon the occurrence of an Approved Transaction, Board Change or Control Purchase, as such terms are defined in the Plan.

          3.5   Bonus.  In addition to Base Salary, Executive shall be eligible
                -----
to receive an annual cash bonus with respect to the prior calendar year based on the performance of the

Company and of Executive. Executive's target bonus shall be 75% of Executive's Base Salary (or pro-rata portion of such Base Salary in case of partial years), but Executive acknowledges that his actual bonus will vary depending upon the performance of the Company and Executive, up to a maximum bonus of 150% of Base Salary. The Company may increase, but not decrease, the target bonus at any time and from time to time. The Company's determination of the amount, if any, of the annual bonuses to be paid to Executive under this Agreement shall be final and conclusive. Payments of bonus compensation under this Section 3.2 shall be made in accordance with the Company's then current practices and policies.

     4. Termination by Company.
        ----------------------

          4.1  Termination by Company For Cause.  The Company may terminate
               --------------------------------
Executive's employment and all of the Company's obligations hereunder, other than its obligations set forth below in this Section 4.1, for cause. As used in this Section 4.1, "cause" shall mean (a) Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right to appeal has been or may be exercised), (b) Executive's willful and continuing refusal without proper cause to perform his material obligations under this Agreement, or (c) Executive's willful, material and continuing breach of any of the covenants provided for in Section 2.2 or Section 9. Such termination shall be effected by written notice thereof delivered by the Company to Executive and shall be effective as of the date of such notice; provided, however, that the
                                                  --------  -------
termination shall not be effective if (i) such termination is because of Executive's breach of his obligations set forth in section 9, or the second paragraph of Section 2 of this Agreement, and (ii) such notice is the first such notice of termination delivered by the Company to Executive hereunder, and (iii) within 30 days following the date of such notice Executive shall cure the breach.

     In the event of termination by the Company for cause in accordance with the foregoing procedures, without prejudice to any other rights or remedies that the Company may have at law or equity, the Company shall have no further obligations to Executive other than (i) to pay Base Salary as accrued through the effective date of termination, together with all accrued vacation pay, and (ii) with respect to any rights Executive has through the effective date of termination pursuant to any insurance or other benefit plans or arrangements of the Company.

          4.2  Termination by Company Without Cause.  The Company shall have the
               ------------------------------------
right, exercisable by written notice to Executive, to terminate Executive's employment under this Agreement without cause, effective at least 30 days after the giving of such notice, which notice shall specify the effective date of such termination. Upon the effectiveness of any such termination, Executive shall have no further obligations or liabilities to the Company whatsoever (except for his obligations under Section 5.4 and under Section 9, which shall survive such termination) and Executive shall be entitled to the payments and benefits as hereinafter provided in Section 5.3 hereof.

     5.  Termination by Executive.
         ------------------------

          5.1  Termination by Executive For Cause.  Executive shall have the
               ----------------------------------
right, exercisable by written notice to the Company, to terminate the term of employment effective 15 days after the giving of such notice (except as otherwise provided in Section 5.1.2) upon the occurrence of any of the events set forth in Sections 5.1.1, 5.1.2, or 5.2 below. Upon the effectiveness of any such termination, Executive shall have no further obligations or liabilities to the Company whatsoever (except for his obligations under Section 5.4 and Section 9, all of which shall survive such termination) and Executive shall be entitled to the payments and benefits as hereinafter provided in Section 5.3 hereof.

                 5.1.1  Material Breach by Company.  Executive shall have the
                        --------------------------
right to terminate the term of employment for cause at any time, if, at the time notice is given by Executive to the Company describing the breach which has occurred, the Company shall be in material breach of its obligations hereunder, provided that, with the exception of clause (i) below, the term of employment
--------
shall not so terminate if within the 15-day period following notice by Executive, the Company shall have cured all such material breaches of its obligations hereunder. The parties acknowledge and agree that a material breach by the Company shall include, but not be limited to, (i) the Company's failure to cause Executive to serve in the capacities set forth in Section 2.1; (ii) the Company's willful and continuing refusal to permit Executive to discharge his duties described in Section 2.1 hereof; (iii) the Company failing to cause Executive to receive the stock option grant described in Section 3.4 hereof;
(iv) Executive being required to report to persons other than as specified in
Section 2.1; (v) unless Executive otherwise consents, a requirement by the Company that Executive's primary services be rendered in an area other than in the Denver metropolitan area; or (vi) any breach of Sections 3.1, 3.2, 3.4, 3.5 or 8 of this Agreement.

                 5.1.2.  Restriction of Management Autonomy.  Provided that this
                         ----------------------------------
Agreement has not been terminated previously under any other Section hereof, Executive shall have the right to terminate the term of employment on 30 days' notice at any time prior to June 1, 1999 if, at the time notice is given by Executive to the Company describing the event(s) which have occurred, the Board of Directors of the Company shall have materially intruded, on a recurring basis, into matters relating to the day-to-day operations of the Company which actions constitute a restriction on management's authority; provided, however,
                                                            --------  -------
that with respect to the first two such occurrences, the termination shall not be effective if within 30 days following the date of such notice the Board of Directors of the Company shall have cured such restriction of management's autonomy.

          5.2  Termination by Executive Upon a Change in Control of Company.
               ------------------------------------------------------------
Provided that this Agreement has not been terminated previously under any other Section hereof, Executive shall have the right to terminate the term of employment at any time, without cause, within six months following the occurrence of a "Change in Control" of the Company. For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred in the event any person (as such term is defined in Sections 13(d)(3) and 14
(d)(2) of the Exchange Act) or entity which is not currently a shareholder shall
(a) become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing more than 50% of the combined voting power of the then outstanding common stock or other voting securities of the Company (or an amount less than 50% of such combined voting power if the ownership interest gives such person effective voting control or veto power over Company actions), other than a Change in Control necessitated in response to actions by the U.S. Department of Justice, or (b) acquire (1) the Company's high power assets, or (2) the Company's medium power business, provided however that Executive cannot exercise the right to terminate under this Section 5.2(b) prior to June 1, 1999.

          5.3. Severance and Damages.  Upon the effectiveness of a termination
               ---------------------
pursuant to Sections 4.2, 5.1 or 5.2, Executive shall cease to be an active employee of the Company. In the event of any such a termination, Executive shall be entitled to elect by delivery of written notice to the Company within 30 days after notice of termination is given, either (a) to cease being an employee of the Company and receive a lump sum payment as provided in Section 5.3.1, or (b) to remain an employee of the Company as provided in Section 5.3.2. Regardless of the election made by Executive pursuant to the preceding sentence, (i) after the effective date of such termination, Executive shall have no further obligations or liabilities to the Company whatsoever, (except for his obligations under Section 2.2 and Section 9, all of which shall survive such termination), and (ii) Executive shall be entitled to receive any earned and unpaid compensation including a prorated bonus through the effective date of such termination.

          5.3.1 In the event Executive shall elect to receive a lump sum payment as provided in Section 5.3 (a) above, and a basis for his termination is pursuant to Sections 4.2, 5.1, or 5.2(b), the Company shall pay to Executive as severance an amount equal to twice Executive's then current base salary plus his target bonus (i.e., 2 X base salary X 1.75). If Executive terminates this agreement pursuant to Section 5.2(a), the Company shall pay to Executive as severance the amount of $1.2 million.

          5.3.2 In the event Executive shall elect to remain an employee of the Company as provided in clause (b) of Section 5.3, the term of employment shall continue and Executive shall remain an employee of the Company for a period ending on the date which is 24 months after the date notice of termination is given, in the case of a termination pursuant to Sections 4.2, 5.1 or 5.2, and time during such period Executive shall be entitled to receive, whether or not he becomes disabled during such period but subject to Section 7, Base Salary at an annual rate equal to $600,000 per annum. Except as provided in the next sentence, if Executive accepts full-time employment with any other entity during such period or notifies the Company in writing of his intention to terminate his status as an employee, then the term of employment shall cease and Executive shall cease to be an employee of the Company effective upon the commencement of such employment or the effective date of such termination as specified by Executive in such notice, whichever is applicable, and Executive shall be entitled to receive as severance, subject to the last sentence of this Section 5.3.2, the balance of the Base Salary Executive would have been entitled to receive at the times Executive would have received such payments pursuant to this Section 5.3.2, had Executive remained on the Company's payroll until the end of the 24-month period. Notwithstanding the preceding sentence, (i) if Executive accepts employment with any not-for-profit entity, then Executive shall be entitled to remain an employee of the Company and receive the payments as provided in the first sentence of this Section 5.3.2; and (ii) if Executive accepts full-time employment with any direct or indirect subsidiary of the Company, or any 10% shareholder of the Company, then the payments provided for in this Section 5.3.2 and the term of employment shall cease and Executive shall not be entitled to further payment hereunder.

                 5.3.3 At the time Executive leaves the payroll of the Company pursuant to the provisions of Sections 4, 5 or 6 of this Agreement, Executive's rights to benefits and payments under any benefit plans or any insurance or other death benefit plans or arrangements of the Company or under any bonus unit, management incentive, stock option or other plan of the Company shall be determined in accordance with the terms and provisions of such plans and any agreements under which such awards were granted; provided, however, that notwithstanding the foregoing or any more restrictive provisions of any such plan or agreement, if Executive's term of employment with the Company shall terminate as a result of a termination pursuant to Sections 4.2, 5.1 or 5.2, then all stock options granted to Executive by the Company shall become vested at the time of such termination and shall remain exercisable (but not beyond the expiration of the option term) for a period of three years following the date notice of any such termination is given.

                 5.3.4 In partial consideration for the Company's obligation to make the payments described in this Section 5.3, Executive shall execute and deliver to the Company a release in substantially the form attached hereto as Annex A. The Company shall deliver such release to the Executive within 20 days after the written notice of termination is delivered pursuant to Section 5.2 or
5.3 and Executive shall execute and deliver such release to the Company within 45 days after receipt thereof. If Executive shall fail to execute and deliver such release to the Company within such 45-day period, or Executive shall revoke the Executive's consent to such release as provided therein, the Executive's term of employment shall terminate as provided in Section 5.1 or 5.2, and Executive shall not be eligible to receive the payments set forth in Section
5.3.1 or 5.3.2.

     6.  Disability.
         ----------

     If during the term of employment Executive shall become physically or mentally disabled, whether totally or partially, so that he is prevented from performing his usual duties for a period of six consecutive months, or for shorter periods aggregating six months in any 12-month period, the Company shall, nevertheless, continue to pay Executive his full compensation when otherwise due, as provided in Section 3, through the last day of the sixth consecutive month of disability or the date on which the shorter periods of disability shall have equaled a total of six months in any twelve-month period (such last day or date being referred to herein as the "Disability Date"). If Executive has not resumed his usual duties on or prior to the Disability Date, the Company shall pay Executive disability benefits for the balance of the term of employment in an amount equal to 75% of what the Base Salary otherwise would have been pursuant to this Agreement had the disability not occurred. From and after July 1, 2001 until Executive reaches age 65, Company shall continue to pay Executive disability benefits in an amount equal to 75% of his Base Salary at the conclusion of the term of employment. The Company shall be entitled to deduct from all payments to be made to Executive during any disability period an amount equal to all disability payments received by Executive (but only with respect to that portion of the disability period occurring during the term of employment) from Workmen's Compensation, Social Security and disability insurance policies maintained by the Company; provided, however, that for so long as, and to the extent that, proceeds paid to Executive from such disability insurance policies are not includible in his income for federal income tax purposes, the Company's deduction with respect to such payments shall be equal to the product of (i) such payments and (ii) a fraction, the numerator of which is one and the denominator of which is one less the maximum marginal rate of federal income taxes applicable to individuals at the time of receipt of such payments. All payments made under this Section 6 after the Disability Date are intended to be disability payments, regardless of the manner in which they are computed. The term of employment shall not be extended or be deemed suspended by reason of any period of disability.

     7.  Death.
         -----

     Upon the death of Executive, this Agreement and all benefits hereunder shall terminate except that (i) Executive's estate (or a designated beneficiary thereof) shall be entitled to receive the Base Salary to the last day of the month in which his death occurs and such termination shall not affect any vested rights which Executive may have at the time of his death pursuant to any insurance or other death benefit plans or arrangements of the Company or any of its affiliated companies or to the benefit plans described in Section 8, which vested rights shall continue to be governed by the provisions of such plans; and (ii) all Options granted under this Agreement shall become vested at the time of death and shall remain exercisable by the Executive's estate (but not beyond the expiration of the option term) for a period of one year following the date of death.

     8.  Benefits.
         --------

          8.1  Life Insurance.  Subject to Executive's satisfactory completion
               --------------
of any applications and other documentation and any physical examination that may be required by the insurer, and to the availability of insurance, the Company shall obtain $1,000,000 of term insurance on the life of Executive and shall pay all premiums on such policy during the term of employment. Executive shall have the right to designate the beneficiary of such policy. The life insurance provided for in this Section 8.1 shall be in addition to the life insurance provided by the Company in any group insurance plan generally applicable to executives of the Company and shall be maintained by the Company for as long as Executive remains on the payroll of the Company.

          8.2  Other Benefits.  During the term of employment Executive shall be
               --------------
eligible to participate in any pension, profit-sharing, group insurance, hospitalization, medical, dental, accident, disability or similar plan or program of the Company now existing or established hereafter to the extent that he is eligible under the general provisions thereof. In addition, the Company shall pay directly at Executive's request, or reimburse him upon presentation of appropriate invoices for (i) Executive's reasonable legal expenses in connection with the negotiation of terms and the preparation and review of this Agreement, and (ii) receipt of tax or financial advisory services not to exceed $5,000 per year. Executive shall also be entitled to not less than four weeks paid vacation each year and to receive other benefits generally available to all senior executives of the Company to the extent that he is eligible therefor.

     9.  Protection of Confidential Information.
         --------------------------------------

          9.1  Covenant.  Executive acknowledges that his employment by the
               --------
Company (which, for purposes of this Section 9 shall mean the Company and its affiliated companies) will, throughout the term of employment, bring him into close contact with many confidential affairs of the Company, including information about costs, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not readily available to the public, and plans for future development. Executive further acknowledges that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary and intellectual character. In recognition of the foregoing, Executive covenants and agrees:

                 9.1.1 Executive will keep secret all confidential matters of the Company, including without limitation, the terms and provisions of this Agreement, and will not intentionally disclose such matters to anyone outside of the Company, either during or after the term of employment, except with the Company's written consent, provided that (i) Executive shall have no such obligation to the extent such matters are or become publicly known other than as a result of Executive's breach of his obligations hereunder, (ii) Executive may, after giving prior notice to the Company to the extent practicable under the circumstances, disclose such matters to the extent required by applicable laws or governmental regulations or judicial or regulatory process and (iii) Executive may disclose the terms and provisions of this Agreement to his spouse and legal, tax and financial advisors;

                 9.1.2 Executive will deliver promptly to the Company on termination of his employment by the Company, or at any other time the Company may so request, at the Company's expense, all memoranda, notes, records, reports and other documents (and all copies thereof) relating to the Company's business, which he obtained while employed by, or otherwise serving or acting on behalf of, the Company and which he may then possess or have under his control; and

                 9.1.3  If the term of employment is terminated pursuant to
Section 4 or Section 5, or if the term of employment terminates as scheduled, for a period of one year after such termination, without the consent of the Company, Executive will not employ, and will not cause any entity of which he is an affiliate to employ, any person who was a full-time executive employee of the Company or any of its affiliated companies at the date of such termination or within six months prior thereto.

          9.2  Specific Remedy. In addition to such other rights and remedies as
               ---------------
the Company may have at equity or in law with respect to any breach of this Agreement, if Executive commits a material breach of any of the provisions of
Section 9.1 or Section 2.2, the Company shall have the right and remedy to have such provisions specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     10.  Other Employment.
          ----------------

     During the term of this Agreement, Executive shall devote all of his business time, skill and energies exclusively to the business of the Company. Any business interests of Executive outside of the Company must be disclosed to the Board of Directors and, without the prior written consent of a majority of the Board of Directors of the Company, Executive shall not maintain any outside directorships, consulting arrangements, investments in video distribution companies or other business activities. Notwithstanding the foregoing, Company acknowledges Executive's service on the Board of Directors of Star Choice Communications Inc., which may continue through March 31, 1999, but not thereafter without Company's written consent. Executive shall be entitled to participate in civic, charitable, and professional activities provided such activities (i) do not interfere with the performance of his services hereunder,
(ii) do not present a conflict of interest or the appearance of a conflict of interest, or (iii) are not in conflict with the policies and procedures of Company regarding conduct of business, as now existing or as may be hereafter established.

     11.  Indemnification.
          ---------------

     Provided that Executive performs his duties for the Company in good faith and in a manner believed by him to be in the best interests of the Company and not in contravention of the terms of this Agreement, the Company agrees to indemnify Executive to the fullest extent permitted by applicable law against all reasonably paid expenses (including reasonable attorneys' fees), judgments, and amounts paid in settlement to which the Company has consented in writing, in connection with any threatened, pending or completed investigation, claim, action, suit or proceeding arising out of the performance by Executive of services to the Company under this Agreement, provided that Executive cooperates with the Company in connection therewith.

Executive will provide the Company with prompt notice of the commencement of any such investigation or litigation. The provisions of this Section 11 shall survive termination of this Agreement with respect to events that occurred during Executive's employment with the Company.

     12.   Notices.
           -------

     All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by prepaid telegram, or mailed first-class, postage prepaid, by registered or certified mail, as follows (or to such other or additional address as either party shall designate by notice in writing to the other in accordance herewith):

          12.1  If to the Company:

                 PRIMESTAR, Inc.
                 8085 S. Chester Street, Suite 300
                 Englewood, CO 80112
                 Attention:  General Counsel

          12.2 If to Executive, to his home address set forth on the records of the Company, with a copy to:

                 Miles Cortez, Esq.
                 Cortez Macaulay Bernhardt & Schuetze LLC
                 1600 Broadway, Suite 1600
                 Denver, CO  80202

     13.  General.
          -------

          13.1 Most Favored Status.  The parties intend that, as Company's
          ---- -------------------
Chairman and Chief Executive Officer, without Executive's prior approval no Company employee shall receive salary, bonus, stock options, employee benefits or severance benefits with a value greater than that provided to Executive. In the event any employee shall receive salary, bonus, stock options, employee benefits or severance benefits with a value in excess of that provided to Executive, without Executive's prior approval, Executive's salary, bonus, stock options, employee benefits or severance benefits shall be appropriately adjusted to the higher amount. This clause shall not apply to any salary, bonus, stock options, employee benefits or severance benefits granted to any employee other than Executive prior to July 1, 1998.

          13.2  Governing Law.  This Agreement shall be governed by and
                -------------
construed and enforced in accordance with the laws of the State of Colorado.

          13.3  Captions.  The section headings contained herein are for
                --------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          13.4  Entire Agreement.  This Agreement sets forth the entire
                ----------------
agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, between the parties.

          13.5  No Other Representations. No representation, promise or
                ------------------------
inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or be liable for any alleged representation, promise or inducement not so set forth.

          13.6  Assignability.  This Agreement and Executive's rights and
                -------------
obligations hereunder may not be assigned by Executive. Subject to the Executive's rights hereinabove set forth, the Company may assign its rights, together with its obligations, hereunder in connection with any sale, transfer or other disposition of all or substantially all of its business and assets; and such rights and obligations shall inure to, and be binding upon, any successor to the business or substantially all of the assets of the Company, whether by merger, purchase of stock or assets or otherwise, and such successor shall expressly assume such obligations.

          13.7  Amendments: Waivers.  This Agreement may be amended, modified,
                -------------------
superseded, canceled, renewed or extended, and the terms or covenants hereof may be waived, only by written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect such party's right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          13.8  Resolution of Disputes.  Any dispute or controversy arising
                ----------------------
with respect to this Agreement may be referred by either party to Judicial Arbiter Group, Inc. of Denver,

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

Colorado ("JAG") for resolution in arbitration in accordance with the rules and procedures of JAG. Any such proceedings shall take place in Denver before a single arbitrator (rather than a panel of arbitrators), pursuant to any streamlined or expedited (rather than a comprehensive) arbitration process, before a nonjudicial (rather than a judicial) arbitrator, and in accordance with an arbitration process which, in the judgment of such arbitrator, shall have the effect of reasonably limiting or reducing the cost of such arbitration. The resolution of any such dispute or controversy by the arbitrator appointed in accordance with the procedures of JAG shall be final and binding. Judgment upon the award rendered by such arbitrator may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the Colorado courts for this purpose. The prevailing party shall be entitled to recover the costs of arbitration (including reasonable attorneys' fees and the fees of experts) from the losing party. If at any time any dispute or controversy arises with respect to this Agreement, JAG is not in business or is no longer providing arbitration services, then the American Arbitration Association shall be substituted for JAG for the purposes of the foregoing provision of this Section 13.8. If Executive shall be the prevailing party in such arbitration, the Company shall promptly pay, upon demand of Executive, all legal fees, court costs and other costs and expenses incurred by Executive in any legal action seeking to enforce the award in any court.

          13.9  Beneficiaries.  Whenever this Agreement provides for any payment
                -------------
to Executive's estate, such payment may be made instead to such beneficiary or beneficiaries as Executive may designate in writing filed with the Company. Executive shall have the right to revoke any such designation and to redesignate a beneficiary or beneficiaries by written notice to the Company (and to any applicable insurance company) to such effect.

          13.10 No Conflict.  Executive represents and warrants to the Company
                -----------
that this Agreement is legal, valid and binding upon Executive and the execution of this Agreement and the performance of Executive's obligations hereunder does not and will not constitute a breach of, or conflict with the terms or provisions of, any agreement or understanding to which Executive is a party (including, without limitation, any other employment agreement). The Company represents and warrants to Executive that this Agreement is legal, valid and binding upon the Company and the Company is not a party to any agreement or understanding which would prevent the fulfillment by the Company of the terms of this Agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement the 30th day of March, 1999 to be effective as of the date first above written.


                              PRIMESTAR, Inc.



                              By______________________________
                              Its ____________________________



                              ________________________________
                              Carl Vogel

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